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                                     EXHIBIT 21
                     List of Subsidiaries of Chiron Corporation









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                                                                           JURISDICTION OF
                                                                           INCORPORATION OR
SUBSIDIARY                                                                 ORGANIZATION
Cetus Generic Corporation                                                  Delaware, USA
Chiron B.V.                                                                The Netherlands
    Cephalon/Chiron Nederlands b.v                                         The Netherlands
Chiron GmbH                                                                Germany
Chiron France S.A.R.L.                                                     France
Chiron Italia S.r.l                                                        Italy
Chiron UK Ltd                                                              United Kingdom
Chiron Iberia SA                                                           Spain
Chiron Partners, Inc.                                                      California, USA
Chiron Alpha Corporation                                                   California, USA
Chiron/Cephalon JV                                                         Delaware, USA
Chiron Beta Corporation                                                    California, USA
Chiron Properties, Inc.                                                    California, USA
Chiron Delta Corporation                                                   Delaware, USA
Chiron Investment Corporation                                              California, USA
Chiron (Bermuda) Ltd.                                                      Bermuda
Chiron Redevelopment Corp. & Co. KG                                       Germany
31. Corsa Verwaltungsgesellschaft GmbH                                     Germany
   Chiron Behring GmbH & Co (49% limited partnership interest)             Germany
   Chiron Behring Verwaltungsgesellschaft GmbH (49% owned)                 Germany
Chiron S.p.A.                                                              Italy
     Istituto Vaccinogen Pozzi S.p.A. (80.15%)                             Italy
Biocine S.A.R.L.                                                           France
Chiron Technologies Pty. Ltd.                                              Australia
Chiron Mimotopes U.S.                                                      California, USA
Chiron Redevelopment Corporation                                           Missouri, USA
Chiron Foreign Sales Corporation                                           U.S. Virgin Islands
Chiron Funding LLC                                                         Delaware, USA
Centaur Insurance Company, Inc.                                            Hawaii, USA
Chiron Diagnostics Corporation                                             Delaware, USA
    Chiron Healthcare Holdings Pty. Ltd                                    Australia
      Chiron Healthcare Australia Pty. Ltd.                                Australia
        Chiron Healthcare Pty. Ltd                                         Australia
Chiron GmbH                                                                Austria


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                                                                           JURISDICTION OF
                                                                           INCORPORATION OR
SUBSIDIARY                                                                 ORGANIZATION
Chiron N.V./S.A.                                                           Belgium
Chiron Inc.                                                                Canada
Chiron Diagnostics Ltd.                                                    United Kingdom
Chiron  Diagnostics S.A.                                                   France
Chiron Diagnostics GmbH                                                    Germany
Chiron Ltd.                                                                Hong Kong
Chiron Diagnostics S.p.A.                                                  Italy
Chiron KK                                                                  Japan
Chiron, S.A. de C.V.                                                       Mexico
Chiron Ltd.                                                                Korea
Chiron Sp. zo.o.                                                           Poland
Chiron Espana, S.A.                                                        Spain
Chiron Diagnostics A.G.                                                    Switzerland
Chiron Taiwan Co., Ltd.                                                    Taiwan
Ciba Corning Diagnostics, Lda.                                             Portugal
Chiron Brasil Ltda.                                                        Brazil
Chiron Ltd.                                                                Thailand
Chiron Norway AS                                                           Norway
Chiron A/S (currently known as PSE 38 nr. 1837)                            Denmark
Chiron AB                                                                  Sweden
Chiron Vision, Inc.                                                        Canada

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